UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2009
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 11, 2009, two of our wholly-owned subsidiaries, Mediacom LLC and Mediacom Capital Corporation, announced that they intend to offer $300 million in aggregate principal amount of new senior notes due 2019 in a private offering to be conducted pursuant to Rule 144A and Regulation S under the Securities Act. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.
     On August 11, 2009, we announced that two of our wholly-owned subsidiaries, Mediacom LLC and Mediacom Capital Corporation, have jointly commenced cash tender offers for up to $500 million in aggregate principal amount of their outstanding 9 1/2% Senior Notes due 2013 and their outstanding 7 7/8% Senior Notes due 2011. A copy of the press release is being furnished as Exhibit 99.2 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — None

(b)	Pro Forma Financial Information — None

(c)	Shell Company Transactions — None

(d)	Exhibits:

Exhibit No.	Description

99.1	Senior note offering press release issued on August 11, 2009
99.2	Tender offer press release issued on August 11, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 11, 2009

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer